Ex-10.1

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                          RESALE RESTRICTIONS UNDER THE
                        SECURITIES ACT (ONTARIO) AND THE
                       SECURITIES ACT OF 1933, AS AMENDED

      STOCK OPTION AGREEMENT, dated August 5, 1999, between Newcourt Credit Group Inc., an Ontario corporation ("Issuer"), and The CIT Group, Inc., a Delaware corporation ("Grantee").


                              W I T N E S S E T H:

      WHEREAS, Grantee and Issuer have entered into an Amended and Restated Agreement and Plan of Reorganization of even date herewith (as the same may be amended or supplemented, the"Reorganization Agreement"), which agreement has been executed by the parties hereto immediately prior to the execution of this Stock Option Agreement (this "Agreement") and provides that Grantee shall combine with Issuer pursuant to a Plan of Arrangement in the form attached to the Reorganization Agreement (the "Plan of Arrangement"), upon the terms and subject to the conditions set forth in the Reorganization Agreement; and

      WHEREAS, as a condition to Grantee's entering into the Reorganization Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof (including
Section 2(a) hereof), up to 22,273,249 fully paid and nonassessable common shares ("Common Shares") of Issuer at a price of $15.6875 per share (the "Option Price"); provided, however, that in no event shall the number of Common Shares for which this Option is exercisable exceed 15% of the Issuer's issued and outstanding Common Shares without giving effect to any shares subject to or issued pursuant to the Option. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

       (b) In the event that any additional Common Shares are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of Common Shares subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 15% of the number of Common Shares then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Reorganization Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, (A) both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined) and (B) approval for the grant of the Option and the issuance of the Common Shares hereunder has been received from The Toronto Stock Exchange (the "TSE") and the Montreal Stock Exchange (the "ME") (collectively, the "Exchange Approvals"), provided, however, that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within ninety (90) days following such Subsequent Triggering Event (or such longer period as provided in Section 10). Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Plan of Arrangement); (ii) termination of the Reorganization Agreement in accordance with the provisions thereof, other than a termination by either Issuer or Grantee pursuant to Section 9.1(d) of the Reorganization Agreement following the occurrence of an Initial Triggering Event (as defined below); or (iii) the passage of 12 months after a termination of the Reorganization Agreement by either Issuer or Grantee pursuant to Section 9.1(d) thereof if such termination follows the occurrence of an Initial Triggering Event. The term "Holder" shall mean the holder or holders of the Option. Issuer agrees to use its reasonable best efforts to obtain the Exchange.

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Approvals as expeditiously as possible following the date of this Agreement.
Notwithstanding anything to the contrary contained in this Agreement, in the event that either of the Exchange Approvals has not been obtained prior to the time that the termination fee provided for in Section 9.2(b) or 9.2(c) of the Reorganization Agreement becomes payable to the Grantee by Issuer, then this Agreement and the Option granted hereunder shall terminate and shall have no further force or effect.

       (b) An "Initial Triggering Event" shall be deemed to have occurred for purposes of this Agreement if, at any time following the date of this Agreement,
(i) an Acquisition Proposal (as defined in the Reorganization Agreement) with respect to Issuer or any of its Subsidiaries shall have been publicly announced or otherwise become public, or shall have been made to the shareholders of Issuer generally, or (ii) a Newcourt Acquisition Agreement is entered into concurrently with a termination by Issuer of the Reorganization Agreement pursuant to Section 9.1(h) thereof.

      (c) A "Subsequent Triggering Event" shall be deemed to have occurred for purposes of this Agreement if, at any time following the date of this Agreement, Issuer or any of its Subsidiaries enters into a Newcourt Acquisition Agreement or consummates a Newcourt Takeover Proposal (each as defined in the Reorganization Agreement), other than a Newcourt Acquisition Agreement entered into concurrently with a termination of the Reorganization Agreement by Issuer pursuant to Section 9.1(h) thereof.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, however, that if prior notification to or approval of the Federal Reserve Board, the applicable regulatory authority under the Bank Act (Canada) or any other regulatory authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

       (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of Common Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

      (h) Certificates for Common Shares delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

"The transfer of the shares represented by this certificate may be subject to certain provisions of a stock option agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended, the Securities Act (Ontario) and other Canadian securities legislation. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the respective references to the resale restrictions of the Securities Act

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

of 1933, as amended (the "1933 Act"), the Securities Act (Ontario) (the "Ontario Act") and other Canadian securities legislation in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of an opinion or opinions of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act, the Ontario Act or any other Canadian securities legislation; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

       (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. Issuer shall pay all expenses and any and all federal, provincial, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of share certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued Common Shares so that the Option may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares; (ii) that it will not, by amendment to its articles or bylaws or through reorganization, consolidation, amalgamation, plan of arrangement, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including, if required, (x) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and the Competition Act (Canada) and the respective regulations promulgated thereunder and (y) in the event, under any Canadian and/or United States federal, provincial or state banking or other law or regulation prior approval of or notice to the Federal Reserve Board, the applicable regulatory authority under the Bank Act (Canada), the responsible minister under the Investment Canada Act or any other government or regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the applicable regulatory authority under the Bank Act (Canada), the responsible minister under the Investment Canada Act or such other federal, provincial or state government or regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue Common Shares pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

       4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Common Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of Common Shares that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Common Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this

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

Section 5. In the event of any change in, or distributions in respect of, the Common Shares by reason of stock dividends, split-ups, mergers, amalgamations, recapitalizations, combinations, subdivisions, consolidations, conversions, exchanges of shares, distributions on or in respect of the Common Shares, or the like, the type and number of Common Shares purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement or resolution governing any such transaction or event to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Common Shares issued pursuant hereto) delivered within ninety (90) days of such Subsequent Triggering Event (or such longer period as provided in Section 10), promptly prepare, file and keep current a registration statement under the 1933 Act covering this Option and any Common Shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any Common Shares issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Issuer shall also, if required under the Securities Act (Ontario) and other applicable Canadian provincial securities legislation in connection with a sale by Grantee of Common Shares issued pursuant hereto, file and obtain a receipt for a (final) prospectus from the Ontario Securities Commission and other applicable Canadian securities regulatory authorities. Grantee shall have the right to demand up to two (2) registrations and/or prospectus filings pursuant to this Section 6 (e.g., two registrations and no prospectus filings, two prospectus filings and no registrations or one of each). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares or the filing of a prospectus as provided above, Issuer is in registration or has filed a prospectus with respect to an underwritten public offering of Common Shares, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the Common Shares offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement or prospectus contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement and/or prospectus for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement and/or prospectus to be filed hereunder. If requested by any such Holder in connection with such registration and/or prospectus offering, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two (2) registrations and/or prospectus filings pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

7. (a) Notwithstanding anything to the contrary contained in this Agreement (but subject to applicable law and the last sentence of Section 2(a) of this Agreement), at or at any time within the 30day period immediately following such time as the termination fee provided for in Section 9.2(b) or 9.2(c) of the Reorganization Agreement becomes payable to Grantee by Issuer, and prior to any exercise of the Option, upon two business days' prior written notice given by Grantee, Issuer (or any successor thereto pursuant to Section 8 of this Agreement) shall repurchase the Option from the Grantee, in whole but not in part, at a price (the "Option Repurchase Price") equal to (i) $15 million.


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

      (b) Grantee may exercise its right to require Issuer to repurchase the Option pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, this Agreement accompanied by a written notice stating that Grantee elects to require Issuer to repurchase this Option in accordance with the provisions of this Section 7. Within two business days after the surrender of the Option and the receipt of such notice relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee the portion of the Option Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation from delivering to Grantee the Option Repurchase Price in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Grantee may revoke its notice of repurchase of the Option, either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to Grantee that portion of the Option Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver to Grantee a new Stock Option Agreement evidencing the right of Grantee to purchase that number of Common Shares obtained by multiplying the number of Common Shares for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to Grantee and the denominator of which is the Option Repurchase Price.

       8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to amalgamate or consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and in the case of a consolidation or merger shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to amalgamate with or merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such amalgamation, consolidation or merger, the then outstanding Common Shares shall be changed into or exchanged for shares or other securities of any other person or cash or any other property or the then outstanding Common Shares shall after such amalgamation, consolidation or merger represent less than 50% of the outstanding voting shares and voting share equivalents of the amalgamated or merged company, or (iii) to sell or otherwise transfer all or a substantial portion of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

          (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation, amalgamation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Shares" shall mean the common shares issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (3) "Assigned Value" shall mean the highest of (i) the price per Common Share at which a tender offer or exchange offer therefor has been made, (ii) the price per Common Share to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for Common Shares within the six-month period immediately preceding the date of consummation of the transaction contemplated by Section 8(a) hereof, or
     (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm in Canada selected by Grantee and reasonably acceptable to Issuer, divided by the number of Common Shares of Issuer outstanding at the time of such sale. In determining the Assigned Value, the value of consideration other than cash shall be


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determined by a nationally recognized investment banking firm in Canada selected by Grantee and reasonably acceptable to Issuer.

          (4) "Average Price" shall mean the average closing price on the TSE of a share of the Substitute Common Shares for the one-year period immediately preceding the amalgamation, consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Shares on the day preceding such amalgamation, consolidation, merger or sale; provided, however, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a common share issued by the person amalgamating with or merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided, however, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of Substitute Common Shares as is equal to the Assigned Value multiplied by the number of Common Shares for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per Substitute Common Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of Common Shares for which the Option is then exercisable and the denominator of which shall be the number of Substitute Common Shares for which the Substitute Option is exercisable.

       (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 15% of the Substitute Common Shares outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 15% of the Substitute Common Shares outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause
(e). This difference in value shall be determined by a nationally recognized investment banking firm in Canada selected by Grantee and reasonably acceptable to the Acquiring Corporation.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9.  [reserved]

      10. The 30day or 90day period for exercise of certain rights under Sections 2, 6, 7 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Common Shares equal to the maximum number of Common Shares at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized and, subject to the receipt of the Exchange Approvals and compliance with any conditions contained therein, validly issued, fully paid, nonassessable, and will be


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

delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12.Grantee hereby represents and warrants to Issuer that:

       (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly and validly executed and delivered by Grantee.

      (b) The Option is not being, and any Common Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under both the Ontario Act and the 1933 Act.

      13. (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 13(c) hereof) exceed $15 million.

      (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 13(d) hereof) of more than $15 million; provided, however, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) any amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the cash amounts received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any party not affiliated with Grantee, less (y) the aggregate purchase price paid by Grantee with respect to such Option Shares, (iii) any amounts received by Grantee pursuant to the transfer of the Option (or any portion thereof) to any party not affiliated with Grantee, and (iv) any equivalent amounts with respect to the Substitute Option.

      (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Shares on the TSE as of the close of business on the preceding trading day (less customary brokerage commissions).

       14. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof and compliance with applicable securities laws, may assign in whole or in part its rights and obligations hereunder within ninety (90) days following such Subsequent Triggering Event (or such longer period as provided in Section 10); provided, however, that until the date 15 days following the later of the dates on which the Federal Reserve Board and the applicable regulatory authority under the Bank Act (Canada) approves an application by Grantee to acquire the Common Shares subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board and the applicable regulatory authority under the Bank Act (Canada).

      15. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the Common Shares issuable hereunder on the TSE, the ME and The New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board and the applicable regulatory authority under the Bank Act (Canada) for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to any United States state banking authorities for approval to acquire the Common Shares issuable hereunder until such time, if ever, as it deems appropriate to do so.

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

       17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a U.S. or Canadian federal, state or provincial regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of Common Shares provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      20. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Reorganization Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement. Unless otherwise explicitly indicated, all references in this Agreement to "dollars," "$" or "US$" are intended to refer to United States dollars.

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written.


                                 NEWCOURT CREDIT GROUP INC.


                                 By:/s/ David F. Banks
                                    -----------------------------
                                    Name:  David F. Banks
                                    Title:  Chairman


                                 By:/s/ David D. McKerroll
                                    -----------------------------
                                    Name:  David D. McKerroll
                                    Title:  President, Corporation Finance





                                 THE CIT GROUP, INC.


                                 By:/s/ Albert R. Gamper
                                    -----------------------------
                                    Name:  Albert R. Gamper
                                    Title: President and Chief Executive Officer